As filed with the Securities and Exchange Commission on July 13, 2009.	Registration No. 0-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF
THE SECURITIES EXCHANGE ACT OF 1934

REDIRECT, INC.
(Exact name of registrant as specified in its charter)

Delaware	80-0425449
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

1835 Arch Street -- Suite 1703 Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

570-677-6787
(Registrant's Telephone Number, Including Area Code)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer,"  "accelerated filer," and "smaller reporting company " in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated Filer	☐	Accelerated Filer	☐
(Do not check if a smaller reporting company)
Non-accelerated Filer	☐	Smaller Reporting Company	☒

Securities registered under Section 12 (b) of the Exchange Act:

Title of Each Class To Be So Registered	Name of Each Exchange on Which Each Class Is To Be Registered
None	None

Securities To Be Registered Pursuant to Section 12 (g) of the Exchange Act:
Common Stock, $0.01par value
(Title of Class)

ADDITIONAL INFORMATION

Statements contained in this Registration Statement regarding the contents of any contract or any other document are not necessarily complete and, in each instance, reference is hereby made to the copy of such contract or other document filed as an exhibit to the Registration Statement.  As a result of this Registration Statement, we will be subject to the informational requirements of the Securities Exchange Act of 1934 and, consequently, will be required to file annual and quarterly reports, proxy statements and other information with the Securities and Exchange Commission, or SEC.  The Registration Statement, including exhibits, may be inspected without charge at the SEC's principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section, Securities and Exchange Commission, 100 F Street, N.W., Washington, D.C. 20549 upon payment of the prescribed fees.  You may obtain information on the operation of the Public Reference Room by calling the SEC at l.800.SEC.0330.  The SEC maintains a Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with it.  The address of the SEC's Website is http://www.sec.gov.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Registration Statement contains forward-looking statements.  These statements relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans,"  "anticipates,"  "believes," “esti-mates," "predicts," "potential" or "continue" or the negative of such terms or other comparable termi-nology.  Forward-looking statements are speculative and uncertain and not based on historical facts.  Because forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including those discussed under "Description of Business" and "Management's Discussion and Analysis or Plan of Operation.”  These uncertainties and other factor include, but are not limited to: our ability to locate a business opportunity for merger; the terms of our acquisition of or participation in a business opportunity; and the operating and financial performance of any business combination with us.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements, and the reader is advised to consult any further disclosures made on related subjects in our future SEC filings.

(i)

(ii)

ITEM 1.  DESCRIPTION OF BUSINESS

       ReDirect, Inc. (the "Company", "we", "us", "our", etc.) was initially incorporated on July 20, 1998 in accordance with the laws of Delaware as Directrix, Inc. On December 19, 2003, the Plan of Reorganization pursuant to Chapter 11 of the U. S. Bankruptcy Code for Directrix, Inc. (the "Predecessor") was approved. On March 5, 2008, the U.S. Bankruptcy Court authorized the distribution of cash to creditors of the Predecessor. On October 6, 2008, the U. S. Bankruptcy Court authorized the final distribution of common stock to complete the Company's restructuring. In anticipation of the distribution of our common stock in final settlement of the bankruptcy action, on September 2, 2008, we changed our corporate name to ReDirect, Inc.

       In accordance with the confirmed plan of reorganization, the Company’s current business plan is to seek to identify a privately-held operating company desiring to become a publicly held company by merging with the company through a reverse merger or acquisition.

       We are a development stage company and a shell company as defined in Rule 405 under the Securities Act of 1933 (the “Securities Act”) and Rule 12b-2 under the Securities Exchange Act of 1934 (the “Exchange Act”). As a shell company, we have no operations and only nominal assets. Although we have limited assets and no operations, we believe we possess a stockholder base which will make us an attractive merger or acquisition candidate to an operating, privately-held company seeking to become publicly held.

       Our principal office is located at 1835 Arch Street – Suite 1703, Philadelphia, Pennsylvania 19103, and our telephone number is 570-677-6787.

History

          ReDirect, Inc. (the "Company", "we", "us", "our", etc.) was initially incorporated on July 20, 1998 in accordance with the laws of Delaware as Directrix, Inc. On December 19, 2003, the Plan of Reorganization pursuant to Chapter 11 of the U. S. Bankruptcy Code for Directrix, Inc. (the "Predecessor") was approved. On March 5, 2008, the U.S. Bankruptcy Court authorized the distribution of cash to creditors of the Predecessor. On October 6, 2008, the U. S. Bankruptcy Court authorized the final distribution of common stock to complete the Company's restructuring. In anticipation of the distribution of our common stock in final settlement of the bankruptcy action, on September 2, 2008, we changed our corporate name to ReDirect, Inc.

After the Merger, Predecessor continued to be a full service provider of network origination, digital video asset management and digital content delivery services.  Its principal customers were EMI, Playboy and Califa.   (Playboy subsequently acquired Califa.)   J. Roger Faherty, the former Chairman and Chief Executive Officer of Spice, assumed the same roles at Predecessor.

Predecessor incurred net losses from its inception until the filing.  The primary reason for the continuing operating losses was the failure by Predecessor's largest customer, EMI, to pay in full for services provided by Predecessor.  The business of EMI, which operated explicit adult networks in the C-Band DTH market, declined because of a continuing erosion in the overall C-Band DTH market.  In addition, Predecessor could not resell transponder services which it acquired from Loral SpaceCom Corporation (“Loral”) as originally anticipated.  EMI ceased operations in May 2001.

After EMI ceased operations, Predecessor's largest customer was Playboy and, until May 9, 2002, Predecessor provided network origination services for ten of Playboy's networks under a Master Services Agreements.  As part of the Master Services Agreement and, at Playboy’s request, Predecessor entered into a triple net lease of a facility in Los Angeles and was in the process of building out a 109,000 square foot teleport, master control and soundstage complex. Under the Master Services Agreement, Predecessor was to provide network origination and production services, digital archiving, studio facilities and personnel as well as production and post-production offices to Playboy at the West Coast facility over a 15-year term.  Playboy terminated this agreement on May 9, 2002 as a result of a nearly four hour service outage that occurred on April 26, 2002 caused by the failure of a Playboy-owned piece of equipment known as a Motorola DigiCipher.

On May 31, 2002, Predecessor, along with its subsidiary, Directrix Licensing Inc., each filed voluntary petitions under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§101 et seq. (the “Bankruptcy Code”).  The filing by Directrix Licensing, Inc. was subsequently dismissed March 25, 2003 by order of the Bankruptcy Court.

As a result of the termination of the Master Services Agreement with Playboy, Predecessor's sole ongoing business was providing video on demand encoding services for Showtime Networks, Inc. on a month-to-month basis.  Showtime informed Predecessor in early September 2002 that it would be handling this function in-house.  Debtor sought new encoding customers but was unable to secure any meaningful business.  As a consequence, Predecessor let all of its employees go.  During this time, Predecessor attempted to exploit its library of intellectual property rights in adult films with limited success.

Predecessor disputed Playboy's termination of the Master Services Agreement and, on October 2, 2002, filed a lawsuit against Playboy in Bankruptcy Court seeking damages as a consequence, inter alia, of the Master Services Agreement's improper termination (the “Playboy Litigation”). The Playboy Litigation also sought damages as a result of Playboy's violation of certain agreements relating to Predecessor acquiring Explicit Rights in movies licensed under agreements which Spice had with various adult film producers prior to the Merger.

Predecessor secured an aggregate of over $540,000 in debtor-in-possession financing (“DIP Financing”) from an investor group which included Mr. Faherty (the “DIP Lenders”) which it used to fund the legal expenses of the Playboy Litigation.  The loans provided by the DIP Lenders bore interest and provided for a success fee depending on the results of the Playboy Litigation.

On or about December 19, 2003, the Court signed an order (the “Confirmation Order”) confirming the Predecessor’s Modified Plan of Reorganization.  Pursuant to the Confirmation Order and the Modified Plan, a trust (the “Trust”) was established for the benefit of Predecessor’s creditors and Mr. Kenneth Levine was appointed as trustee of the Trust, created specifically for the purpose of prosecuting the Playboy Litigation.  Most of Predecessors’ assets, including the Playboy Litigation, were transferred to the Trust on the effective date of the Modified Plan.

The major asset of the Trust was the Playboy Litigation.  Over the course of an approximately three year period, the parties engaged in extensive discovery, exchanging tens of thousands documents, engaging in nationwide party and non-party depositions and, on Predecessor’s part, conducting an extensive forensic analysis of Playboy’s operations as part of a comprehensive damage analysis.  Following the conclusion of discovery, the parties began active settlement negotiations resulting in a settlement pursuant to which Playboy agreed to pay $1.8 million to the Trustee in full and complete satisfaction of all claims which have or could have been asserted by either of the parties.

Pursuant to a March 5, 2008 Order Authorizing Distribution, approximately $1,644,000 was distributed to the DIP Lenders.  The balance of the Trust’s assets were used to satisfy administrative claims with an aggregate of approximately $21,000 distributed to the Predecessor’s unsecured creditors.

Pursuant to an October 6, 2008 Order Authorizing Distribution, 2,000,010 Company common shares were distributed to 141 previously secured and unsecured creditors, respectively 8 and 133 in number.

Business Plan

Our current business plan (the “Plan”) is to seek and identify a privately-held operating company desiring to become a publicly held company by combining with us through a reverse merger or acquisition type transaction.  Private companies wishing to have their securities publicly traded may seek to merge or effect an exchange transaction with a shell company with a significant stockholder base.  As a result of the merger or exchange transaction, the stockholders of the private company will hold a majority of the issued and outstanding shares of the shell company.  Typically, the directors and officers of the private company become the directors and officers of the shell company.  Often the name of the private company becomes the name of the shell company through a name change amendment to the articles of incorporation.  We believe that by becoming a reporting company, under the rules and regulations of the Securities Exchange Act of 1934 (the “Exchange Act”), we will become a more suitable candidate to engage in a combination transaction with a privately-held company.

We have no capital and must depend on officers and directors and others to provide us with the necessary funds to implement our business plan.  We intend to seek opportunities demonstrating the potential of long-term growth as opposed to short-term earnings.  However, at the present time, we have not identified any business opportunity that we plan to pursue, nor have we reached any agreement or definitive understanding with any person concerning an acquisition or merger.

J. Roger Faherty is the sole officer (and one of three directors) of Predecessor--now ReDirect, Inc. ( “Company”, “we”, “us” and “our”, etc).  Mr. Faherty is principally responsible for implementation of our business plan, namely investigating proposed business combination opportunities.  However, we believe that business opportunities may also come to our attention from various sources, including board members, professional advisors such as attorneys, and accountants, securities broker-dealers, venture capitalists, members of the financial community and others who may present unsolicited proposals.  We have no plan, understanding, agreements or commitments with any individual for such person to act as a finder of opportunities for us.

No direct discussions regarding the possibility of a business combination are expected to occur until after the effective date of this Form 10 Registration Statement under the Exchange Act.  We can give no assurance that we will be successful in finding or acquiring a desirable business opportunity, given the limited funds that are expected to be available to us for implementation of our business plan.  Furthermore, we can give no assurances that any acquisition, if it occurs, will be on terms that are favorable to us or our current stockholders.

We do not propose to restrict our search for a candidate to any particular geographical area or industry and, therefore, we are unable to predict the nature of our future business operations.  Our management's discretion in the selection of business opportunities is unrestricted, subject to the availability of such opportunities, economic conditions and other related factors.

Any entity which has an interest in being acquired by, or merging into us, is expected to be an entity that desires to become a public company and establish a public trading market for its securities.  In connection with such a merger or acquisition, it is anticipated that an amount of common stock constituting control of us would either be issued by us or be purchased from the officers and directors and major shareholders.

We do not foresee that we will enter into a merger or acquisition transaction with any business with which any officer, director or major stockholder is affiliated.

Investigation and Selection of Business Opportunities

Certain types of business acquisition transactions may be completed without requiring us to first submit the transaction to our stockholders for their approval.  If the proposed transaction is structured in such a fashion, our stockholders (other than our majority stockholder(s)) will not be provided with financial or other information relating to the candidate prior to the completion of the transaction.

If a proposed business combination or business acquisition transaction is structured that requires our stockholders’ majority approval and, as expected, we are a reporting company, we will be required to provide our stockholders with information as applicable under Regulations 14A and/or 14C under the Exchange Act.

The analysis of business opportunities will be undertaken by or under the supervision of Mr. Faherty.  In analyzing potential merger candidates, we will consider, among other things, the following factors:

*	Potential for future earnings and appreciation of value of securities;
*	Perception of how any particular business opportunity will be received bythe investment community and by our stockholders;
*	Eligibility of a candidate, following the business combination, to qualify its securities for listing on a national exchange or on a national automated securities quotation system, such as NASDAQ;
*	Historical results of operation;
*	Liquidity and availability of capital resources;
*	Competitive position compared to other companies of similar size and experience within the industry segment as well as within the industry as a whole;
*	Strength and diversity of existing management or prospects that are scheduled for recruitment;
*	Amount of debt and contingent liabilities; and
*	The products and/or services and marketing concepts of the targetcompany.

There is no single factor that will be controlling in the selection of a business opportunity.  We will attempt to analyze all factors appropriate to each opportunity and make a determination based upon reasonable investigative measures and available data.  Potentially available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.  Because of our limited capital available for investigation and our dependence on directors, most specifically Mr. Faherty, we may not discover or adequately evaluate adverse facts about the business opportunity to be acquired.

We are unable to predict when we may participate in a business opportunity.  We expect, however, that the analysis of specific proposals and the selection of a business opportunity may take several months.

Prior to making a decision to participate in a business transaction, we will generally request that we be provided with written materials regarding the business opportunity containing as much relevant information as possible, including, but not limited to, a description of products, services and company history; management resumes; financial information; available projections, with related assumptions upon which they are based; an explanation of proprietary products and services; evidence of existing patents, trademarks or service marks, or rights thereto; present and proposed forms of compensation to management; a description of transactions between such company and its affiliates during the relevant periods; a description of present and required facilities; an analysis of risks and competitive conditions; a financial plan of operation and estimated capital requirements; audited financial statements or, if audited financial statements are not available, unaudited financial statements (together with reasonable assurance that audited financial statements would be able to be produced to comply with the requirements of a Current Report on Form 8-K to be filed with the Securities and Exchange Commission -- the “Commission” -- upon consummation of the business combination).

As part of our investigation, Mr. Faherty and our legal counsel may meet personally with management and key personnel, may visit and inspect material facilities, obtain independent analysis or verification of certain provided information, check references of management and key personnel and, to the extent of our limited financial and management resources, take other reasonable investigative measures.

We believe that various types of potential candidates might find a business combination with us to be attractive.  These include candidates desiring to create a public market for their securities in order to enhance liquidity for current stockholders, candidates which have long-term plans for raising capital through the public sale of securities and believe that the prior existence of a public market for their securities would be beneficial, and candidates which plan to acquire additional assets through issuance of securities rather than for cash, and believe that the development of a public market for their securities will be of assistance in that process.  Companies which have a need for an immediate cash infusion are not likely to find a potential business combination with us to be a prudent business transaction alternative.

Risk Factors Relating to Our Business Plan

Our business plan and our ability to successfully implement our business plan are subject to certain risk factors, including, the following:

We will be unable to successfully implement our business plan if our officers and directors do not, or are unable to, provide us with adequate capital to conduct our operations and pay the expenses necessary to consummate a business combination.

We are dependent upon our officer and directors to pay our operating expenses and to fund the implementation of our plan of operation.  If our officer and directors fail, or are unable, to provide us with adequate capital to conduct our business operations, including the implementation of our business plan, we may be unable to complete a merger or acquisition.

While previously the subject of a trading market, there is no current trading market for our securities which, were that to continue, could impair our ability to find a suitable merger candidate.

Although we intend to make our shares eligible for trading on the OTC Bulletin Board, there can be no assurance that a trading market for our securities will then exist at the time, if any, we complete a business combination.  We may transfer, in a private transaction, a portion of its shares of our common stock prior to the consummation of a business combination to subject to compliance with applicable federal and state securities laws a single transferee or group of transferees under common control and to employees and representatives.  Until such time as our securities are eligible for quotation on the OTC Bulletin Board, we will be at a competitive disadvantage with other companies, including shell companies which have publicly traded securities, in attracting suitable candidates to participate in a business combination with us.

We have no agreement for a business combination and we do not have any minimum requirements for a business combination.

Very specifically, we have no current arrangement, agreement or understanding with respect to engaging in a business combination with a specific entity.  We may not be successful in identifying and evaluating a suitable merger candidate or in consummating a business combination.  We have not selected a particular industry or specific business within an industry for a target company.  We have not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which we will require a target company to have achieved, (and without which we would not consider a business combination with such business entity).

Our management consists of only one person, J. Roger Faherty, our president and one of our three directors.  The loss of the services of Mr. Faherty would adversely affect our ability to implement our business plan.  Mr. Faherty will be primarily responsible for conducting our day-to-day operations and implementing our business plan.  We will rely solely on the judgment of Mr. Faherty when selecting a target company.  Mr. Faherty will only devote a limited amount of his time each month to our business.  Mr. Faherty has not entered into a written employment or consulting agreement with us and he is not expected to do so.  The loss of the services of Mr. Faherty would adversely affect our ability to implement our business plan.

Conflicts of interest may arise between us and our stockholders, including Mr.  Faherty, during the implementation of our business plan which may have a negative impact on our ability to consummate a business transaction.

Mr. Faherty is not required to commit his full time to our affairs, which may result in a conflict of interest in allocating his time between our operations and other businesses.  We do not intend to have any full time employees prior to the consummation of a business combination.  Mr. Faherty is engaged in several other business endeavors and is not obligated to contribute any specific number of hours to our affairs.  If his other business affairs require him to devote more substantial amounts of time to such interests, it could limit his ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination.

Several of our majority stockholders are affiliated with other shell companies with business activities similar to those intended to be conducted by us.  Mr. Faherty, and other major stockholders, may become aware of business opportunities which may be appropriate for presentation to us as well as the other entities to which they have fiduciary obligations.  Accordingly, there may be conflicts of interest in determining to which entity a particular business opportunity should be presented.

Depending upon the nature of a proposed transaction, our stockholders, other than our directors, may not be afforded the opportunity to approve or consent to a particular transaction.

To implement our business plan, we may be required to employ accountants, technical experts, appraisers, attorneys or other consultants or advisors.  The selection of any such advisors will be made by Mr. Faherty and their fees will be paid by loans to the Company.  We anticipate that such persons may be engaged on an as needed basis without a continuing fiduciary or other obligation to us.  If Mr. Faherty considers it necessary to hire outside advisors, he may elect to hire persons who are affiliates of Mr. Faherty or other directors.  Such advisors, because of their relationship with Mr. Faherty, may not fully consider our best interest in rendering advice and services to us.

We have limited cash and no operations and may not have access to sufficient capital to consummate a business combination.

Payment of our operating expenses and expenses of implementing our business plan is the responsibility of our directors and officer.  We may not be able to take advantage of any available business opportunities because of the limited and uncertain availability of capital.  There is no assurance that the directors and officer will have sufficient capital to provide us with the necessary funds to successfully implement our plan of operation or that our directors or others will continue to provide us with capital in the future.

We will encounter significant competition in seeking mergers with, and acquisition of, privately-held entitles which may impede our ability to consummate business transactions.

We are, and will continue to be, an insignificant participant in the business of seeking mergers with and acquisitions of privately-held business entities.  A large number of established and well-financed entities, including venture capital firms, are active in seeking potential merger and acquisition candidates for their clients and investors. Substantially all such entities have significantly greater financial resources, technical expertise and managerial capabilities than we have and, consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination.  Moreover, we will also compete in seeking merger or acquisition candidates with other public shell companies which may have more available funds or other assets that make them a more attractive candidate for a merger than we are.

It is possible that our reporting requirements under the Exchange Act and compliance with the Sarbanes-Oxley Act of 2002 (“SOX”) may delay or preclude a merger or acquisition.

The rules and regulations of the Commission require a reporting shell company to timely provide a Current Report on Form 8-K relating to financial and other information, including audited financial statements, of the acquired company if we engage in a business combination (or if there is a change in our control). The additional time and costs that may be incurred by the potential target company to prepare audited financial statements and other information may significantly delay or essentially preclude consummation of an otherwise desirable acquisition.

We may be required to have our internal control procedures audited for the fiscal year ending December 31, 2009 as required by SOX.  A target company may not be in compliance with provisions of SOX regarding adequacy of their internal controls.  The development of the internal controls of any such entity to achieve compliance with SOX may increase the time and costs necessary to complete any such acquisition or result in our inability to consummate the business transaction.

A business combination will result in a change in control of the Company and significantly reduce the ownership interest of our current stockholders.  More specifically, in conjunction with completion of a business acquisition, we anticipate that we will issue an amount of our authorized but unissued common stock that will represent a significant majority of the voting power and equity of the Company, which will, in all likelihood, result in stockholders of a target company obtaining a controlling interest in us and thereby reducing the ownership interest of our current stockholders.  We may also issue preferred stock to the stockholders of a target company.  Holders of preferred stock may have rights, preferences and privileges senior to those of our existing holders of common stock.  As a condition of the business combination, our directors (who own or have voting authority of approximately 46.53% of the Company’s shares) may agree to sell or transfer all or a portion of the common stock it owns to provide the target Company with majority control.  The resulting change in control will likely result in the removal of our present officer and director and a corresponding reduction in, or elimination of, his participation in future business activities.

We may engage in a business combination with a foreign entity which will subject us to additional business risks.  More specifically, we may effectuate a business combination with a merger target whose business operations or even headquarters, place of formation or primary place of business are located outside the United States. In such event, we may face presumed significant additional risks associated with doing business in that country.  In addition to the language barriers, different presentations of financial information, different business practices and other cultural differences and barriers that may make it difficult to evaluate such a merger target, we may encounter ongoing business risks associated with uncertain legal systems and applications of law, prejudice against foreigners, corrupt practices, uncertain  economic policies and  potential  political and economic instability that may be exacerbated in various foreign countries.

We may engage in a business combination that may have tax consequences to us and our stockholders and, therefore, potential tax risks.  More specifically, federal and state tax consequences will, in all likelihood, be major considerations in any business combination that we may undertake.  Currently, such transactions may be structured so as to result in tax-free treatment to both companies and their stockholders, pursuant to various federal and state tax provisions.  We intend to structure any business combination so as to minimize the federal and state tax consequences to both the Company and the target entity and their stockholders.  However, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes, which may have an adverse effect on both parties to the transaction.

Competition

We expect to encounter substantial competition in our efforts to locate potential business combination opportunities.  The competition may in part come from business development companies, venture capital partnerships and corporations, small investment companies and brokerage firms.  Most of these organizations are likely to be in a better position than us to obtain access to potential business acquisition candidates because they have greater experience, resources and managerial capabilities than we do.  We also will experience competition from other public companies with similar business purposes, some of which may also have funds available for use by an acquisition candidate.

Employees

We have no employees.  Our president, J. Roger Faherty (who is also one of our three directors), will be responsible for managing our administrative affairs, including our reporting obligations pursuant to the requirements of the Exchange Act.  It is anticipated that Mr. Faherty will engage consultants, attorneys and accountants as necessary for us to conduct our business operations and to implement and successfully complete our business plan.  We do not anticipate employing any full-time employees until we have achieved our business purpose.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPER-ATION

Plan of Operation

As a shell company, we have no operations and no, or nominal, assets.  Although we have negligible assets or operations, we believe we possess a stockholder base which will make us an attractive merger or acquisition candidate to an operating privately-held company seeking to become publicly-held.

We intend to locate and combine with an existing, privately-held company which has profitable operations or, in Mr. Faherty’s view, potential for earnings and appreciation of value of its equity securities, irrespective of the industry in which it is engaged.  A combination may be structured as a merger, consolidation or exchange of our common stock for stock or assets or any other form which will result in the combined companies becoming an operating publicly-held corporation.

Pending negotiation and consummation of a business combination, we anticipate that we will have, aside from carrying on our search for a combination partner, no business activities and, thus, will have no source of revenue.  Should we incur any significant liabilities prior to a combination with a private company, we may not be able to satisfy such liabilities as they are incurred.

If our management pursues one or more combination opportunities beyond the preliminary negotiations stage and those negotiations are subsequently terminated, it is pssible that such efforts will exhaust our ability to continue to seek such combination opportunities before any successful combination can be consummated (or, at least, without obtaining additional funding).

In our pursuit for a business combination partner, Mr. Faherty intends to consider only combination candidates which are profitable or, in his view, have growth potential.  Mr. Faherty does not intend to pursue any combination proposal beyond the preliminary negotiation stage with any combination candidate which does not furnish us with audited financial statements for its historical operations or can furnish (and has committed to provide) audited financial statements in a timely manner.  In his capacity as President and CEO, Mr. Faherty may engage attorneys and/or accountants to investigate a combination candidate and to consummate a business combination. We may require payment of fees by such merger candidate to fund all or a portion of such expenses.  To the extent we are unable to obtain the advice or reports from experts, the risks of any combined business combination being unsuccessful will be greater.

We are not registered and we do not propose to register as an investment company under the Investment Company Act of 1940.  Very specifically, we intend to conduct our business activities so as to avoid application of the registration and other provisions of the Investment Company Act of 1940 and related regulations thereunder.

We have no operating history, limited cash, nominal assets and our business plan has significant business risks.  Because of these factors, our Independent Registered Certified Public Accounting Firm has issued an audit opinion on our financial statements which includes a statement describing our going concern status.  This means, in our auditor's opinion, there is substantial doubt about our ability to continue as a going concern unless we are successful in finding a merger or acquisition candidate.

Liquidity and Capital Resources.

We have no operations and will not generate any revenue until we consummate a business combination.  We will need funds to support our operation and implementation of our plan of operation and to comply with the periodic reporting requirements of the Exchange Act.  Directors and/or the officer have agreed to fund the Company’s expenses in implementing our plan of operation and to fund our operating expenses until we complete a business combination.  We believe sufficient working capital will be provided by our directors, officer(s) and/or major shareholders for at least the next 12 months to support and preserve the integrity of our corporate entity and to fund the implementation of our business plan. If adequate funds are not available to us, we may be unable to complete our plan of operation.  If we do not consummate a business combination by June 30, 2010, we will have to revaluate our options on.

We have no current plans, proposals, arrangements or understandings with respect to the sale or issuance of additional securities prior to the identity of a merger or acquisition candidate.  We do not anticipate that we will incur any significant debt prior to a consummation of a business combination.

ITEM 3.  DESCRIPTION OF PROPERTY

We do not own property.  We currently maintain a mailing address at 1835 Arch Street -- Suite 1703, Philadelphia, Pennsylvania 19103.  Our telephone number is 570-677-6787.  Other than this mailing address, we do not currently maintain any other office facilities and do not anticipate the need for maintaining office facilities at any time until we complete a business combination.  We pay no rent or other fees for the use of the mailing address inasmuch as the facilities are also used by J. Roger Faherty, virtually full time, for his unrelated business operations.

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information at June 30, 2009, regarding the beneficial ownership of our common stock of each person or group known by us to beneficially own 5% or more of our outstanding shares of common stock; our sole executive officers and each of our directors; and all directors and executive officers as a group:

Unless otherwise noted, the persons named below have sole voting and investment power with respect to the shares as beneficially owned by them.

[Balance of Page Intentionally Left Blank.]

	Shares Beneficially Owned(1)
Name and Business Address	Number(2)	Percent(3)
Directors and Officer
J. Roger Faherty (Director and Sole Officer) 1835 Arch Street – Site 1703 Philadelphia, Pennsylvania 19103	0	0%
Raffaele Atar (Director) 1155 Dairy Ashford—Suite 650 Houston, Texas 77079	701,842	35.092%
Mark Egan (Director) 875 N Michigan Ave.--Suite 3412 Chicago, Illinois 60611	228,759	11.437%
Directors and Officer as a Group	930,601	46.530%

5% Shareholders

Loral Skynet 600 3rd Avenue -- Attn: Janet T. Yeung New York, New York 10016	263,816	13.191%
Donald J. McDonald, Jr. P.O. Box 218 Valley Forge, Pennsylvania 19481	393,215	19.661%
5% Shareholders and Directors and Officer as a Group	1,587,632	79.382%

(1)
 On June 30, 2009, there were 2,000,010 shares of our common stock outstanding held by 141 shareholders, all of whom were previously secured or unsecured creditors of the Company.  We have no outstanding preferred shares, stock options or warrants.

(2)
Under applicable SEC rules, a person is deemed the "beneficial owner" of a security with regard to which the person directly or indirectly, has or shares (a) the voting power, which includes the power to vote or direct the voting of the security, or (b) the investment power, which includes the power to dispose, or direct the disposition, of the security, in each case irrespective of the person's economic interest in the surity.  Under SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of another security.

(3)	In determining the percent of voting stock owned by a person on June 30, 2009 (a) the numerator is the number of shares of common stock beneficially owned by the person, including shares the beneficial ownership of which may be acquired within 60 days upon the exercise of options or warrants or conversion of convertible securities (of which there are none), and (b) the denominator is the total of (i) the 2,000,010 shares of common stock outstanding on June 30, 2009, and (ii) any shares of common stock which the person has the right to acquire within 60 days upon the exercise of options or warrants or conversion of convertible securities, if any (none in our case). Neither the numerator nor the denominator includes shares which may be issued upon the exercise of any other options or warrants or the conversion of any other convertible securities.

(4)	Mr. Egan, a director of the Company, is the principal and sole owner of Marlin Capital in whose name such shares are titled.
(5)
Mr. Atar is the principal and sole of Woodco, Inc., an expert investment advisor.  In such capacity, Woodco has been discretionary trading authority and concurrently given power of attorney over its clients’ ownership of the following common shares of the Company:  Alberto Antebi (59,316 shares), New Horizons Corp., N.V. (556,238 shares) and Newbridge Investment Co. (85,517 shares). While Woodco has voting authority over the foregoing Company shares, Woodco (and therefore Mr. Atar) has no economic inter-est in such shares.

(6)	Division of Loral Spacecom Corp.

ITEM 5.  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors and executive officers are as follows:

Name	Age	Positions Held
J. Roger Faherty	70	President, Chief Executive Officer, Secretary, Chief Financial Officer and Chairman of the Board of Directors
Raffaele Atar	36	Director
Mark Egan	59	Director

Our directors serve until the next annual meeting of stockholders or until their successors are duly elected and have qualified.  Directors are elected for one-year terms at the annual stockholders meeting.  Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or contemplated.  There is no arrangement or understanding between Mr. Faherty or any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management stockholders will exercise their voting rights to continue to elect directors to our board.  There are also no arrangements, agreements or understandings between non-management stockholders that may directly or indirectly participate in or influence the management of our affairs. Our board does not have any committees at this time.

J. Roger Faherty:  Mr. Faherty has been Chairman of the Board and Chief Executive Officer of Company since its incorporation.  From December 1991 to March 15, 1999, Mr. Faherty was the Chairman of the Board and a director of Spice.  In 1991, he was elected as the Chief Executive Officer of Spice and became Spice's President in 1996.

Raffaele Atar:  Mr. Atar is president of Capital Holdings Inc., a privately held investment firm with holdings in real estate and operating companies.  Mr. Atar serves as CEO and Chairman of THLM, a publicly-traded company.  Mr. Atar serves on numerous boards in the United States and Canada.  Mr. Atar graduated from St. John’s College in Annapolis, Maryland where he earned his bachelor’s degree.

Mark Egan:  Mr. Egan was elected as a director of Directrix, Inc., the Predecessor to the Company, on April 17, 2001.  Since 1989, Mr. Egan has been the Chairman and Chief Portfolio Officer of Marlin Capital Corp., a private investment fund.

ITEM 6. EXECUTIVE COMPENSATION

No officer or director has received any compensation from us. Until we consummate a business combination, it is not anticipated that any officer or director will receive compensation from us.

Very specifically, we do not have any employment or consulting agreements with any parties.  Similarly, we have no stock option, retirement, pension or profit-sharing programs for the benefit of directors, officers or other employees but the Board of Directors may recommend adoption of one or more such programs in the future.

Our board of directors appoints our executive officer(s) to serve at the discretion of the board. J. Roger Faherty is our sole officer and one of its three directors.  None of our directors receive compensation from us for serving on the board.  Until we consummate a business combination, we do not intend to reimburse our officer(s) or directors for travel and other expenses incurred in connection with attending the board meetings or for conducting business activities.

Management of the Company currently requires less than four (4) hours per calendar quarter.  Accordingly, no officer or director has received any compensation from the Company.  Until the Company acquires additional capital, it is not anticipated that any officer or director will receive compensation other than reimbursement for out-of-pocket expenses incurred on behalf of the Company.  See Certain Relationships and Related Transactions and Director Independence below.

The Company has no other Executive Compensation issues which would require the inclusion of other mandated table disclosures.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Other than the participation of our directors, including J. Roger Faherty, our sole officer, in our plan of reorganization and the issuance to our three directors of shares of our common stock for satisfaction of certain secured or unsecured debts, there are no relationships or transactions between us and any of our directors, officer(s) and principal stockholders.

ITEM 8. LEGAL PROCEEDINGS

Following our October 6, 2008 discharge from Chapter 11 bankruptcy, we have not been and are not a party to any legal proceedings.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no public trading market for our securities.  We will seek to make our shares eligible for quotation on the OTC Bulletin Board.  No assurance can be given that an active market will exist after we complete a business combination.  We, however, may transfer in a private transaction, a portion of our shares of our common stock prior to the consummation of a business combination to a single transferee or group of transferees under common control and to certain employees and representatives, subject to compliance with applicable federal and state securities laws.  Any such transferee shall be subject to the same restrictions as applicable to the transferor under applicable securities law requirements.

We have no equity compensation or other types of employee benefit plans.

Transfer Agent

We have engaged Signature Stock Transfer, Inc., 2632 Coachlight Court, Plano, Texas 75093-385034 (telephone number 972-612-4120) as our transfer agent.

Reports to Stockholders

We plan to furnish our stockholders with an annual report for each fiscal year ending December 31 containing financial statements audited by our independent registered public accounting firm.  In the event we enter into a business combination with another company, we anticipate that management will continue furnishing annual reports to stockholders. Additionally, we may, in our sole discretion, issue unaudited quarterly or other interim reports to our stockholders when we deem appropriate.  Upon effectiveness of this Registration Statement, we intend to maintain compliance with the periodic reporting requirements of the Exchange Act.

Holders.  As of June 30, 2009, there were a total of 2,000,010 shares of our common stock outstanding, held by approximately 141 stockholders of record.

Dividends. We have not declared any dividends on our common stock since inception and do not intend to pay dividends on our common stock in the foreseeable future.

Securities Eligible for Future Sale

We relied, based on the confirmation order we  received from the Bankruptcy  Court, on Section 1145(a) (1) of the Bankruptcy Code and Section 3(a)(7) of the Securities Act and, accordingly, exempt from the registration requirements of the Securities Act with regard to shares issued under the Reorganization Plan.  In general, offers and sale of securities made in reliance on the exemption afforded under Section 1145(a)(1) of the Bankruptcy Code are deemed to be made in a public offering, so that the recipients thereof are free to resell such securities without registration under the Securities Act, specifically Section 3(a)(7) thereof.

We currently have 2,000,010 outstanding common shares, all restricted, as defined in Rule 144 under the Securities Act of 1933.  We do not intend to issue any securities prior to consummating a business transaction.  The securities we issue in a merger transaction will most likely be restricted securities.  Since we are a blank check or shell company, we believe the resale of restricted securities we issue in a merger transaction will be subject to the restrictions as stated below.

Rule 144

The SEC adopted February 15, 2008 amendments to Rule 144, applying to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding a sale, (ii) we are subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale and (iii) if the sale occurs prior to satisfaction of a one-year holding period, we provide current information at the time of sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the total number of securities of the same class then outstanding;

•	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Such sales by affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.

Restrictions on the Reliance of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company.  The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	The issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	The issuer of the securities is subject to the reporting requirements of Section 14 or 15(d) of the Exchange Act;

•
The issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•	At least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144, stockholders who receive our restricted securities in a business combination will not be able to sell our shares without registration until one year after we have completed our initial business combination.

Rule 145

In the business combination context, Rule 145 has imposed on affiliates of either the acquiror or the target company restrictions on public resales of securities received in a business combination, even where the securities to be issued in the business combination were registered under the Securities Act.  These restrictions were designed to prevent the rapid distribution of securities into the public markets after a registered business combination by those who were in a position to influence the business combination transaction. The recent adopted amendments to Rule 145 eliminate these restrictions in most circumstances.

Under the new amendments, affiliates of a target company who receive registered shares in a Rule 145 business combination transaction, and who do not become affiliates of the acquiror, will be able to immediately resell the securities received by them into the public markets without registration (except for affiliates of a shell company as discussed in the following section).  However, those persons who are affiliates of the acquiror, and those who become affiliates of the acquiror after the acquisition, will still be subject to the Rule 144 resale conditions generally applicable to affiliates, including the adequate current public information requirement, volume limitations, manner-of-sale requirements for equity securities and, if applicable, a Form 144 filing.

Application of Rule 145 to Shell Companies

Public resales of securities acquired by affiliates of acquirers and target companies in business combination transactions involving shell companies will continue to be subject to restrictions imposed by Rule 145. If the business combination transaction is not registered under the Securities Act, then the affiliates must look to Rule 144 to resell their securities (with the additional Rule 144 conditions applicable to shell company securities).  If the business combination transaction is registered under the Securities Act, then affiliates of the acquirer and target company may resell the securities acquired in the transaction, subject to the following conditions:

•	The issuer must meet all of the conditions applicable to shell companies under Rule 144;

•
After 90 days from the date of the acquisition, the affiliates may resell their securities subject to Rule 144's volume limitations, adequate current public information requirement, and manner-of-sale requirements;

•
After six months from the date of the acquisition, selling security-holders who are not affiliates of the acquirer may resell their securities subject only to the adequate current public information requirement of Rule 144; and

•	After one year from the date of the acquisition, selling security-holders who are not affiliates or the acquirer may resell their securities without restriction.

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES

Pursuant to the Reorganization Plan, we issued an aggregate of 2,000,010 shares of our common stock to 141 of our holders of unsecured debt and administrative claims.  Such shares, while unregistered, were issued in accordance with Section 1145 under the United States Bankruptcy Code and the transaction was thus exempt from the registration requirements of Section 3(a)(7) and Section 5 of the Securities Act.

ITEM 11. DESCRIPTION OF SECURITIES TO BE REGISTERED

Capital Stock

Our authorized capital stock consists of 25,000,000 shares of common stock and 2,000,000 shares of preferred stock.  Each share of common stock entitles a stockholder to one vote on all matters upon which stockholders are permitted to vote.  No stockholder has any preemptive right or other similar right to purchase or subscribe for any additional securities issued by us, and no stockholder has any right to convert the common stock into other securities.  No shares of common stock are subject to redemption or any sinking fund provisions.  All the outstanding shares of our common stock are fully paid and non-assessable.  Subject to the rights of the holders of the preferred stock, if any, our stockholders of common stock are entitled to dividends when, as and if declared by our board from funds legally available therefore and, upon liquidation, to a pro-rata share in any distribution to stockholders.  We do not anticipate declaring or paying any cash dividends on our common stock in the foreseeable future.

Pursuant to our Articles of Incorporation, our board has the authority, without further stockholder approval, to provide for the issuance of up to 10 million shares of our preferred stock in one or more series and to determine the dividend rights, conversion rights, voting rights, rights in terms of redemption, liquidation preferences, the number of shares constituting any such series and the designation of such series.  Our board has the power to afford preferences, powers and rights (including voting rights) to the holders of any preferred stock preferences, such rights and preferences being senior to the rights of holders of common stock.  No shares of our preferred stock are currently outstanding. Although we have no present intention to issue any shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, may have the effect of delaying, deferring or preventing a change in control of our company.

Provisions Having A Possible Anti-Takeover Effect

Our Articles of Incorporation and Bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board and in the policies formulated by our board and to discourage certain types of transactions which may involve an actual or threatened change of our control. Our board is authorized to adopt, alter, amend and repeal our Bylaws or to adopt new Bylaws.  In addition, our board has the authority, without further action by our stockholders, to issue up to 10 million shares of our preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof.  The issuance of our preferred stock or additional shares of common stock could adversely affect the voting power of the holders of common stock and could have the effect of delaying, deferring or preventing a change in our control.

ITEM 12. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Under Sections 121 and 122 of the Delaware General Corporation Law (the “GCL”), the registrant has broad powers to indemnify and insure its directors and officers against liabilities they may incur in their capacities as such.  The registrant's Bylaws implement the indemnification and insurance provisions permitted by Chapter 145 of the Delaware GCL by providing that:

•
The registrant must indemnify its directors to the fullest extent permitted by Chapter 145 of the Delaware GCL and may, if and to the extent authorized by the registrant's board of directors, so indemnify its officers and any other person whom it has power to indemnify against liability, reasonable expense or other matter whatsoever.

•
The registrant may at the discretion of its board of directors purchase and maintain insurance on behalf of the registrant and any person whom it has power to indemnify pursuant to law, its articles of incorporation, its bylaws or otherwise.

These indemnification provisions may be sufficiently broad to permit indemnification of the registrant's directors and officers for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Our Articles of Incorporation provides that none of our directors or officers shall be personally liable to us or our stockholders for monetary damages for a breach of fiduciary duty as a director or officer provided, however, that the foregoing provisions shall not eliminate or limit the liability of a director or officer for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or the payment of dividends in violation of Section 174 of the Delaware GCL.  Limitations on liability provided for in our Articles of Incorporation do not restrict the availability of non-monetary remedies and do not affect a director's responsibility under any other law, such as the federal securities laws or state or federal environmental laws.

We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as executive officers and directors.  The inclusion of these provisions in our Articles of In-corporation may have the effect of reducing a likelihood of derivative litigation against our directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us or our stockholders.

Our Bylaws provide that we will indemnify our directors to the fullest extent provided by the Delaware GCL and we may, if and to the extent authorized by our board of directors, so indemnify our officers and other persons whom we have the power to indemnify against liability, reasonable expense or other matters.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by such director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 13.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The financial information beginning on page F-l hereof is provided in accordance with the requirements of Article 8 of Regulation S-X and Item 302 of Regulation S-K.

[Balance of Page Intentionally Left Blank]

ReDirect, Inc.
(a development stage company)

Contents	Page
Report of Registered Independent Certified Public Accounting Firm	F-2

Annual Financial Statements
Balance Sheets
as of December 31, 2008 and 2007	F-3

Statement of Operations and Comprehensive Loss
for the years ended December 31, 2008 and 2007 and
for the period from December 19, 2003 (date of bankruptcy settlement)
through December 31, 2008	F-4

Statement of Changes in Stockholders' Equity
for the period from December 19, 2003 (date of bankruptcy settlement)
through December 31, 2008	F-5

Statement of Cash Flows
for the years ended December 31, 2008 and 2007 and
for the period from December 19, 2003 (date of bankruptcy settlement)
through December 31, 2007	F-6

Notes to Financial Statements	F-7

Interim Financial Statements
Balance Sheets
as of March 31, 2009 and December 31, 2008	F-13

Statement of Operations and Comprehensive Loss
for the three months ended March 31, 2009 and 2008 and
for the period from December 19, 2003 (date of bankruptcy settlement)
through March 31, 2009	F-14

Statement of Cash Flows
for the three months ended March 31, 2009 and 2008 and
for the period from December 19, 2003 (date of bankruptcy settlement)
through March 31, 2009	F-15

Notes to Financial Statements

The accompanying notes are an integral part of these financial statements.

LETTERHEAD OF S. W. HATFIELD, CPA

REPORT OF REGISTERED INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
ReDirect, Inc.

We have audited the accompanying balance sheets of ReDirect, Inc. (a Delaware corporation and a development stage company) as of December 31, 2008 and 2007 and the related statements of operations and comprehensive loss, changes in stockholders' equity and cash flows for each of the years ended December 31, 2008 and 2007 and for the period from December 19, 2003 (date of bankruptcy settlement) through December 31, 2008.  These financial statements are the sole responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ReDirect, Inc. (a development stage company) as of December 31, 2008 and 2007 and the results of its operations and cash flows for each of the years ended December 31, 2008 and 2007 and for the period from December 19, 2003 (date of bankruptcy settlement) through December 31, 2007, in conformity with generally accepted accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note D to the financial statements, the Company has no viable operations or significant assets and is dependent upon significant stockholders to provide sufficient working capital to maintain the integrity of the corporate entity.  These circumstances create substantial doubt about the Company's ability to continue as a going concern and are discussed in Note D.  The financial statements do not contain any adjustments that might result from the outcome of these uncertainties.

   /s/ S. W. Hatfield, CPA
 S. W. HATFIELD, CPA
Dallas, Texas
June 3, 2009

The accompanying notes are an integral part of these financial statements.

ReDirect, Inc.
(a development stage company)
Balance Sheets
December 31, 2008 and 2007

ASSETS	December 31, 2008	December 31, 2007
Current Assets
Cash on hand and in bank	$-	$-
Cash held in attorney trust account	1,208	-

Total Current Assets	1,208	-
Other Assets	15,000	15,000
Trademark and broadcast rights
Less: Reserve for impairment	(15,000)	(15,000)

Total Other Assets	-	-
Total Assets	$1,208	$-

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
Accounts payable - trade	$11,106	$-
Other accrued liabilities	1,191	449
Working capital advances from controlling stockholders	10,000	-
Total Liabilities	22,297	449

Commitments and Contingencies

Stockholders' Equity (Deficit)
Preferred stock - $0.01 par value
2,000,000 shares authorized.
None issued and outstanding	-	-

Common stock - $0.01 par value.
25,000,000 shares authorized.
2,000,010 shares issued and outstanding	20,000	20,000
Additional paid-in capital	-	-
Deficit accumulated during the development stage	(41,089)	(20,449)

Total Stockholders' Equity (Deficit)	(21,089)	(449)

Total Liabilities and
Stockholders’ Equity (Deficit)	$1,208	$-

The accompanying notes are an integral part of these financial statements.

ReDirect, Inc.
(a development stage company)
Statement of Operations and Comprehensive Loss
Years ended December 31, 2008 and 2007 and
Period from December 19, 2003 (date of bankruptcy settlement) through December 31, 2008

	Year ended December 31, 2008	Year ended December 31, 2007	Period from December 19, 2003 (date of bankruptcy settlement) through December 31, 2008
Revenues	$-	$-	$-
Operating Expenses
Reorganization costs	2,408	-	2,408
Professional fees	13,525	-	13,525
Other general and administrative costs	3,606	135	9,055

Total Operating Expenses	19,539	135	24,988
Loss from operations	(19,539)	(135)	(24,988)

Other Expenses
Interest expense	(1,101)	-	(1,101)
Impairment of trademark and broadcast rights	-	-	(15,000)

Loss before provision for income taxes	(20,640)	(135)	(41,089)
Provision for income taxes	-	-	-
Net loss	(20,640)	(135)	(41,089)

Other comprehensive income	-	-	-
Comprehensive loss	$(20,640)	$(135)	$(41,089)
Loss per weighted-average share
of common stock outstanding
computed on net loss - basic
and fully diluted	$(0.01)	$(0.00)	$(0.02)

Weighted-average number of shares
of common stock outstanding -
basic and fully diluted	2,000,010	2,000,010	2,000,010

The accompanying notes are an integral part of these financial statements.

ReDirect, Inc.
(a development stage company)
Statement of Changes in Stockholders’ Equity (Deficit)
Period from December 19, 2003 (date of bankruptcy settlement) through December 31, 2008

	Common Stock		Additional paid-in capital	Deficit accumulated during the development stage	Total
	Shares	Amount
Stock issued through bankruptcy
settlement on December 19, 2003	2,000,010	-	$20,000	$-	$20,000
Net loss for the period	-	-	-	(15,000)	(15,000)
Balances at December 31, 2003	2,000,010		20,000	(15,000)	5,000
Net loss for the year	-	-	-	(1,252)	(1,252)
Balances at December 31, 2004	2,000,010	-	20,000	(16,252)	3,748
Net loss for the year	-	-	-	(3,942)	(3,942)
Balances at December 31, 2005	2,000,010	-	20,000	(20,194)	(194)
Net loss for the year	-	-	-	(120)	(120)
Balances at December 31, 2006	2,000,010	-	20,000	(20,314)	(314)
Net loss for the year	-	-	-	(135)	(135)
Balances at December 31, 2007	2,000,010	-	20,000	(20,449)	(449)
Net loss for the year	-	-	-	(20,640)	(20,640)
Balances at December 31, 2008	2,000,010	-	$20,000	$(41,089)	$(21,089)

The accompanying notes are an integral part of these financial statements.

ReDirect, Inc.
(a development stage company)
Statement of Cash Flows
Years ended December 31, 2008 and 2007 and
Period from December 19, 2003 (date of bankruptcy settlement) through December 31, 2008

	Year ended December 31, 2008	Year ended December 31, 2007	Period from December 19, 2003 (date of bankruptcy settlement) through December 31, 2008
Cash Flows from Operating Activities
Net loss for the period	$(20,640)	$(135)	$(41,089)
Adjustments to reconcile net lossto net cash provided by operating activities Impairment of trademark and broadcast rights	-	-	15,000

Increase (Decrease) in Accounts payable-trade	11,106	-	11,106
Other accrued liabilities	742	135	1,191
Net cash used in operating activities	(8,792)	-	(13,792)
Cash Flows from Investing Activities	-	-	-

Cash Flows from Financing Activities
Cash funded from bankruptcy trust	-	-	5,000
Working capital advances from majority stockholder	10,000	-	10,000
Cash retained in attorney trust account	(1,208)	-	(1,208)

Net cash provided by financing activities	8,792	-	13,792
Increase in Cash	-	-	-
Cash at beginning of period	-	-	-

Cash at end of period	$-	$-	$-

Supplemental Disclosure of Interest and Income Taxes Paid
Interest paid during the period	$-	$-	$-
Income taxes paid during the period	$-	$-	$-

Supplemental Disclosure of Non-Cash Investing and Financing Activities
Acquisition of trademarks and movie rights at bankruptcy settlement	$-	$-	$15,000

The accompanying notes are an integral part of these financial statements.

ReDirect, Inc.
(a development stage company)
Notes to Financial Statements
December 31, 2008 and 2007

Note A - Background and Description of Business

ReDirect, Inc. (Company) was incorporated on July 20, 1998 in accordance with the Laws of the State of Delaware as Directrix, Inc.

The Company’s emergence from Chapter 11 of Title 11 of the United States Code on December 19, 2003 created the combination of a change in majority ownership and voting control - that is, loss of control by the then-existing stockholders, a court-approved reorganization, and a reliable measure of the entity’s fair value - resulting in a fresh start, creating, in substance, a new reporting entity.  Accordingly, the Company, post bankruptcy, has no significant assets, liabilities or operating activities.  Therefore, the Company, as a new reporting entity, qualifies as a “development stage enterprise” as defined in Statement of Financial Accounting Standard No. 7, as amended and  a shell company as defined in Rule 405 under the Securities Act of 1933, (Securities Act), and Rule 12b-2 under the Securities Exchange Act of 1934, (Exchange Act).

In accordance with the confirmed plan of reorganization, our current business plan is to seek to identify a privately-held operating company desiring to become a publicly held company by merging with the Company through a reverse merger or acquisition.

Note B - Bankruptcy Action

On May 31, 2002, the Company filed a petition for reorganization under Chapter 11 of the United States Bankruptcy Code.  All assets, liabilities and other claims against the Company were combined for the purpose of distribution of funds to creditors.  From the commencement of the bankruptcy proceedings through December 19, 2003 (the effective date of the plan of reorganization), all secured claims and/or administrative claims during this period were satisfied through either direct payment or negotiation.

The Debtor’s Modified Plan of Reorganization  (the Plan) as presented by the Company was approved by the United States Bankruptcy Court, Southern District of New York on or about December 19, 2003.  The Plan provided that certain identified claimants as well as unsecured creditors, in accordance with the allocation provisions of the Plan, including the Company’s new controlling stockholders, would receive “new” shares of the Company’s post-reorganization common stock, pursuant to Section 1145(a) of the Bankruptcy Code.  As a result of the Plan’s approval, all liens, security interests, encumbrances and other interests, as defined in the Plan of Reorganization, attach to the creditor’s trust.  Specific injunctions prohibit any of these claims from being asserted against the Company.

The cancellation of all existing shares at the date of the bankruptcy filing and the issuance of “new” shares of the reorganized entity caused an issuance of shares of common stock and a related change of control of the Company with more than 50.0% of the “new” shares being held by persons and/or entities which were not pre-bankruptcy stockholders.  Accordingly, per American Institute of Certified Public Accountants’ Statement of Position 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code”, the Company adopted “fresh-start” accounting as of the bankruptcy discharge date whereby all continuing assets and liabilities of the Company were restated to the fair market value.  As of December 19, 2003, by virtue of the Plan, the only assets of the Company was approximately $5,000 in cash due from the Bankruptcy Estate, certain broadcast rights owned and controlled by a former creditor of the Company and SXTV®, a registered mark owned by the Company, pre-bankruptcy, that was used as the name of a C-Band network.
Note C - Preparation of Financial Statements

The Company follows the accrual basis of accounting in accordance with generally accepted accounting principles and has established a year-end for accounting purposes of December 31.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

The accompanying notes are an integral part of these financial statements.

ReDirect, Inc.
(a development stage company)
Notes to Financial Statements - Continued
December 31, 2008 and 2007

Note C - Preparation of Financial Statements - Continued

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud.  The Company’s system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

Note D - Going Concern Uncertainty

The Company has no post-bankruptcy operating history, no cash on hand, no assets and has a business plan with inherent risk.  Because of these factors, the Company’s auditors have issued an audit opinion on the Company’s financial statements which includes a statement describing our going concern status.  This means, in the auditor’s opinion, substantial doubt about our ability to continue as a going concern exists at the date of their opinion.

The Company’s majority stockholders  maintain the corporate status of the Company and have provided all nominal working capital support on the Company's behalf since the bankruptcy discharge date.  Because of the Company's lack of operating assets, its continuance is fully dependent upon the majority stockholder's continuing support.  The majority stockholders intend to continue the funding of nominal necessary expenses to sustain the corporate entity.

The Company's continued existence is dependent upon its ability to generate sufficient cash flows from operations to support its daily operations as well as provide sufficient resources to retire existing liabilities and obligations on a timely basis.  Further, the Company faces considerable risk in it’s business plan and a potential shortfall of funding due to our inability to raise capital in the equity securities market.  If no additional operating capital is received during the next twelve months, the Company will be forced to rely on existing cash in the bank and additional funds loaned by management and/or significant stockholders.

The Company’s business plan is to seek an acquisition or merger with a private operating company which offers an opportunity for growth and possible appreciation of our stockholders’ investment in the then issued and outstanding common stock.  However, there is no assurance that the Company will be able to successfully consummate an acquisition or merger with a private operating company or, if successful, that any acquisition or merger will result in the appreciation of our stockholders’ investment in the then outstanding common stock.

The Company remains dependent upon additional external sources of financing; including being dependent upon its management and/or significant stockholders to provide sufficient working capital in excess of the Company’s initial capitalization to preserve the integrity of the corporate entity.

The Company anticipates offering future sales of equity securities.  However, there is no assurance that the Company will be able to obtain additional funding through the sales of additional equity securities or, that such funding, if available, will be obtained on terms favorable to or affordable by the Company.

The Company’s certificate of incorporation authorizes the issuance of up to 2,000,000 million shares of preferred stock and 25,000,000 shares of common stock.  The Company’s ability to issue preferred stock may limit the Company’s ability to obtain debt or equity financing as well as impede potential takeover of the Company, which takeover may be in the best interest of stockholders.  The Company’s ability to issue these authorized but unissued securities may also negatively impact our ability to raise additional capital through the sale of our debt or equity securities.

It is the intent of management and significant stockholders to provide sufficient working capital necessary to support and preserve the integrity of the corporate entity.  However, no formal commitments or arrangements to advance or loan funds to the Company or repay any such advances or loans exist.  There is no legal obligation for either management or significant stockholders to provide additional future funding.

The accompanying notes are an integral part of these financial statements.

ReDirect, Inc.
(a development stage company)
Notes to Financial Statements - Continued
December 31, 2008 and 2007

Note D - Going Concern Uncertainty - Continued

In such a restricted cash flow scenario, the Company would be unable to complete its business plan steps, and would, instead, delay all cash intensive activities.  Without necessary cash flow, the Company may become dormant during the next twelve months, or until such time as necessary funds could be raised in the equity securities market.

While the Company is of the opinion that good faith estimates of the Company’s ability to secure additional capital in the future to reach its goals have been made, there is no guarantee that the Company will receive sufficient funding to sustain operations or implement any future business plan steps.

Note E - Summary of Significant Accounting Policies

1.	Cash and cash equivalents

The Company considers all cash on hand and in banks, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

2.	Trademark and movie rights

Trademarks and movie rights consist of certain intangible properties and broadcast rights to various licensed video libraries maintained by a former key customer of the Company.  These intangible assets were valued at the estimated fair market value on December 19, 2003.

In accordance with the appropriate principles for accounting for long-lived assets, the Company follows the policy of evaluating all property and equipment as of the end of each reporting quarter.  At December 31, 2003, pursuant to the requirements of this accounting standard, management recorded an impairment for the future recoverability of these assets of approximately $15,000.

3.	Reorganization costs

The Company has adopted the provisions of AICPA Statement of Position 98-5, “Reporting on the Costs of Start-Up Activities” whereby all costs incurred with the incorporation and reorganization, post-bankruptcy, of the Company were charged to operations as incurred.

4.	Income taxes

The Company files income tax returns in the United States of America and may file, as applicable and appropriate, various state(s).  With few exceptions, the Company is no longer subject to U.S. federal, state and local, as applicable, income tax examinations by regulatory taxing authorities for years before 2005.  The Company does not anticipate any examinations of returns filed since 2005.

The Company uses the asset and liability method of accounting for income taxes.  At December 31, 2008 and 2007, respectively, the deferred tax asset and deferred tax liability accounts, as recorded when material to the financial statements, are entirely the result of temporary differences.  Temporary differences generally represent differences in the recognition of assets and liabilities for tax and financial reporting purposes, primarily accumulated depreciation and amortization, allowance for doubtful accounts and vacation accruals.

The Company adopted the provisions of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes”, on October 1, 2007.  FASB Interpretation No. 48 requires the recognition of potential liabilities as a result of management’s acceptance of potentially uncertain positions for income tax treatment on a “more-likely-than-not” probability of an assessment upon examination by a respective taxing authority.  As a result of the implementation of Interpretation 48, the Company did not incur any liability for unrecognized tax benefits.

The accompanying notes are an integral part of these financial statements.

ReDirect, Inc.
(a development stage company)
Notes to Financial Statements - Continued
December 31, 2008 and 2007

Note E - Summary of Significant Accounting Policies - Continued

5.	Income (Loss) per share

Basic earnings (loss) per share is computed by dividing the net income (loss) available to common stockholders by the weighted-average number of common shares outstanding during the respective period presented in our accompanying financial statements.

Fully diluted earnings (loss) per share is computed similar to basic income (loss) per share except that the denominator is increased to include the number of common stock equivalents (primarily outstanding options and warrants).

Common stock equivalents represent the dilutive effect of the assumed exercise of the outstanding stock options and warrants, using the treasury stock method, at either the beginning of the respective period presented or the date of issuance, whichever is later, and only if the common stock equivalents are considered dilutive based upon the Company’s net income (loss) position at the calculation date.

As of December 31, 2008 and 2007, and subsequent thereto, the Company had no outstanding stock warrants, options or convertible securities which could be considered as dilutive for purposes of the loss per share calculation.

6.	Pending and/or New Accounting Pronouncements

The Company is of the opinion that any pending accounting pronouncements, either in the adoption phase or not yet required to be adopted, will not have a significant impact on the Company's financial position or results of operations.

Note F - Fair Value of Financial Instruments

The carrying amount of cash, accounts receivable, accounts payable and notes payable, as applicable, approximates fair value due to the short term nature of these items and/or the current interest rates payable in relation to current market conditions.

Interest rate risk is the risk that the Company’s earnings are subject to fluctuations in interest rates on either investments or on debt and is fully dependent upon the volatility of these rates.  The Company does not use derivative instruments to moderate its exposure to interest rate risk, if any.

Financial risk is the risk that the Company’s earnings are subject to fluctuations in interest rates or foreign exchange rates and are fully dependent upon the volatility of these rates.  The Company does not use derivative instruments to moderate its exposure to financial risk, if any.

Note G - Trademarks and Broadcast Rights

Pursuant to the Plan of Reorganization, the Company retained the post-bankruptcy broadcast rights and a trademark used for a C-Band network.

During 2001, as a partial payment to the Company for outstanding indebtness owed to the Company by Emerald Media, Inc. (EMI), EMI assigned its broadcast rights in approximately 3,000-4,000 movies from various licensors.  Pursuant to the Plan, these rights were affirmed and assigned to the post-bankruptcy operations of the Company.

In periods preceding the bankruptcy action, the Company operated a C-Band satellite network for the distribution of various licensed movie properties.  This C-Band network was marketed using the trademarked name “SXTV”.  Pursuant to the plan, the rights to this trademark were affirmed and assigned to the post-bankruptcy operations of the Company.

The accompanying notes are an integral part of these financial statements.

ReDirect, Inc.
(a development stage company)
Notes to Financial Statements - Continued
December 31, 2008 and 2007

Note G - Trademarks and Broadcast Rights - Continued

These assets were collectively valued at the estimated value of approximately $15,000 on the date of the bankruptcy settlement.  On December 31, 2003, in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company follows the policy of evaluating all property and equipment as of the end of each reporting quarter.  At December 31, 2003, pursuant to the requirements of this accounting standard, management recorded an impairment for the future recoverability of these assets of approximately $15,000.

Note H - Working Capital Advances from Controlling Shareholders

On October 6, 2008, the Bankruptcy Court approved the provision for certain controlling stockholders to provide outside funds as necessary to support the corporate entity and comply with the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.  To this end, certain controlling stockholders have agreed to lend the Company at a Court approved interest rate of 15.0% per annum.  Through December 31, 2008 and 2007, respectively, these stockholders have advanced approximately $10,000 and $-0- under this agreement.  These advances are due upon demand and no demand has been made for payment.

Note I - Income Taxes

The components of income tax (benefit) expense for each of the years ended December 31, 2008 and 2007 and for the period from December 19, 2003 (date of bankruptcy settlement) through December 31, 2008 is as follows:

	Year ended December 31, 2008	Year ended December 31, 2007	Period from December 19, 2003 (date of bankruptcy settlement) through December 31, 2008
Federal:
Current	$-	$-	$-
Deferred
State:
Current
Deferred
Total	$-	$-	$-

As of December 31, 2008, the Company had a net operating loss carryforward of approximately $26,100 to offset future taxable income.  The amount and availability of any net operating loss carryforwards will be subject to the limitations set forth in the Internal Revenue Code.  Such factors as the number of shares ultimately issued within a three year look-back period; whether there is a deemed more than 50 percent change in control; the applicable long-term tax exempt bond rate; continuity of historical business; and subsequent income of the Company all enter into the annual computation of allowable annual utilization of any net operating loss carryforward(s).

The accompanying notes are an integral part of these financial statements.

ReDirect, Inc.
(a development stage company)
Notes to Financial Statements - Continued
December 31, 2008 and 2007

Note H - Income Taxes - Continued

The Company's income tax expense for the period from August 1, 2007(date of bankruptcy settlement) through December 31, 2007 is as follows:

	Year ended December 31, 2008	Year ended December 31, 2007	Period from December 19, 2003 (date of bankruptcy settlement) through December 31,2008
Statutory rate applied to income before income taxes	$(7,000)	$-	$(14,000)
Increase (decrease) in income
taxes resulting from:
State income taxes	-	-	-
Impairment of long-lived assets			5,100
Other, including reserve for deferred tax asset
and application of net operating loss carryforward	7,000		8,900
Income tax expense	$-	$-	$-

Temporary differences consisting primarily of the prospective usage of net operating loss carryforwards and the impairment of long-lived assets give rise to deferred tax assets and liabilities as of December 31, 2008 and 2007, respectively:

	December 31, 2008	December 31, 2007
Deferred tax assets
Net operating loss carryforwards	$8,900	$1,900
Impairment of long-lived assets	5,100	5,100
Less valuation allowance	(14,000)	(7,000)
Net Deferred Tax Asset	$-	$-

During each of the years ended December 31, 2008 and 2007, respectively, the valuation allowance against the deferred tax asset increased by approximately $7,000 and $-0-.

Note I - Capital Stock Transactions

Pursuant to the Plan affirmed by the U. S. Bankruptcy Court - Southern District of New York, the Company will issue a sufficient number of Plan shares to meet the requirements of the Plan.  Such number was estimated in the Plan to be approximately 2,000,000 Plan Shares relative to each Post Confirmation Debtor.

Based upon the calculations provided by the Creditor’s Trustee, the Company issued an aggregate 2,000,010 shares of the Company’s “new” common stock to all unsecured creditors, including the controlling stockholders, in settlement of all unpaid pre-confirmation obligations of the Company and/or the bankruptcy trust.

The accompanying notes are an integral part of these financial statements.

ReDirect, Inc.
(a development stage company)
Balance Sheets
March 31, 2009 and December 31, 2008

	(Unaudited) March 31, 2009	(Audited) December 31, 2008
ASSETS
Current Assets
Cash on hand and in bank	$-	$-
Cash held in attorney trust account	7,678	1,208

Total Current Assets	7,678	1,208
Other Assets
Trademark and broadcast rights	15,000	15,000
Less: Reserve for impairment	(15,000)	(15,000)

Total Other Assets	-	-
Total Assets	$7,678	$1,208

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
Accounts payable - trade	$7,601	$11,106
Other accrued liabilities	1,826	1,191
Working capital advances from controlling stockholders	20,200	10,000
Total Liabilities	29,627	22,297

Commitments and Contingencies

Stockholders' Equity (Deficit)

Preferred stock - $0.01 par value
2,000,000 shares authorized.
None issued and outstanding	-	-

Common stock - $0.01 par value.
25,000,000 shares authorized.
2,000,010 shares issued and outstanding	20,000	20,000
Additional paid-in capital	-	-
Deficit accumulated during the development stage	(41,949)	(41,089)

Total Stockholders' Equity (Deficit)	(21,949)	(449)

Total Liabilities and
Stockholders’ Equity (Deficit)	$7,678	$-

The accompanying notes are an integral part of these financial statements.

ReDirect, Inc.
(a development stage company)
Statement of Operations and Comprehensive Loss
Three months ended March 31, 2009 and 2008 and
Period from December 19, 2003 (date of bankruptcy settlement) through March 31, 2009
(Unaudited)

	ended March 31, 2009	ended March 31, 2008	Period from December 19, 2003 (date of bankruptcy Three monthsThree monthssettlement) through March 31, 2009
Revenues	$-	$-	$-
Operating Expenses
Reorganization costs	-	-	2,408

Professional fees	225	-	13,750
Other general and administrative costs	23	36	9,078
Total Operating Expenses	248	36	25,236
Loss from operations	(248)	(36)	(25,236)

Other Expenses
Interest expense	(612)	-	(1,713)
Impairment of trademark and broadcast rights	-	-	(15,000)

Loss before provision for income taxes	(860)	(36)	(41,949)
Provision for income taxes	-	-
Net loss	(860)	(36)	(41,949)

Other comprehensive income	-	-	-
Comprehensive loss	$(860)	$(36)	$(41,949)
Loss per weighted-average share of common stock outstanding,
computed on net loss - basic and fully diluted	$(0.00)	$(0.00)	$(0.02)

Weighted-average number of shares of common stock outstanding -basic and fully diluted	2,000,010	2,000,010	2,000,010

The accompanying notes are an integral part of these financial statements.

ReDirect, Inc.
(a development stage company)
Statement of Cash Flows
Three months ended March 31, 2009 and 2008 and
Period from December 19, 2003 (date of bankruptcy settlement) through March 31, 2009
(Unaudited)

	ended March 31, 2009	ended March 31, 2008	Period from December 19, 2003 (date of bankruptcy Three monthsThree monthssettlement) through March 31, 2009
Cash Flows from Operating Activities
Net loss for the period	$(860)	$(36)	$(41,949)
Adjustments to reconcile net loss to net cash provided by operating activities Impairment of trademark and broadcast rights			15,000

Increase (Decrease) in Accounts payable-trade	(3,505)	-	7,601
Other accrued liabilities	635	36	1,826
Net cash used in operating activities	(3,730)	-	(17,522)
Cash Flows from Investing Activities
	-	-	-
Cash Flows from Financing Activities
Cash funded from bankruptcy trust
Working capital advances from majority stockholder	-	-	5,000
Cash retained in attorney trust account	10,200	-	20,200
	(6,470)	-	(7,678)
Net cash provided by financing activities	3,730	-	17,522

Increase in Cash
Cash at beginning of period	-	-	-
	-	-	-
Cash at end of period	$-	$-	$-

Supplemental Disclosure of Interest and Income Taxes Paid
Interest paid during the period	$-	$-	$-
Income taxes paid during the period	$-	$-	$-

Supplemental Disclosure of Non-Cash Investing and Financing Activities
Acquisition of trademarks and movie rights at bankruptcy settlement	$-	$-	$15,000

The accompanying notes are an integral part of these financial statements.

ReDirect, Inc.
(a development stage company)
Notes to Financial Statements
March 31, 2009 and 2008

Note A - Background and Description of Business

ReDirect, Inc. (Company) was incorporated on July 20, 1998 in accordance with the Laws of the State of Delaware as Directrix, Inc.

The Company’s emergence from Chapter 11 of Title 11 of the United States Code on December 19, 2003 created the combination of a change in majority ownership and voting control - that is, loss of control by the then-existing stockholders, a court-approved reorganization, and a reliable measure of the entity’s fair value - resulting in a fresh start, creating, in substance, a new reporting entity.  Accordingly, the Company, post bankruptcy, has no significant assets, liabilities or operating activities.  Therefore, the Company, as a new reporting entity, qualifies as a “development stage enterprise” as defined in Statement of Financial Accounting Standard No. 7, as amended and  a shell company as defined in Rule 405 under the Securities Act of 1933, (Securities Act), and Rule 12b-2 under the Securities Exchange Act of 1934, (Exchange Act).

In accordance with the confirmed plan of reorganization, our current business plan is to seek to identify a privately-held operating company desiring to become a publicly held company by merging with the Company through a reverse merger or acquisition.

Note B - Bankruptcy Action

On May 31, 2002, the Company filed a petition for reorganization under Chapter 11 of the United States Bankruptcy Code.  All assets, liabilities and other claims against the Company were combined for the purpose of distribution of funds to creditors.  From the commencement of the bankruptcy proceedings through December 19, 2003 (the effective date of the plan of reorganization), all secured claims and/or administrative claims during this period were satisfied through either direct payment or negotiation.

The Debtor’s Modified Plan of Reorganization  (the Plan) as presented by the Company was approved by the United States Bankruptcy Court, Southern District of New York on or about December 19, 2003.  The Plan provided that certain identified claimants as well as unsecured creditors, in accordance with the allocation provisions of the Plan, including the Company’s new controlling stockholders, would receive “new” shares of the Company’s post-reorganization common stock, pursuant to Section 1145(a) of the Bankruptcy Code.  As a result of the Plan’s approval, all liens, security interests, encumbrances and other interests, as defined in the Plan of Reorganization, attach to the creditor’s trust.  Specific injunctions prohibit any of these claims from being asserted against the Company.

The cancellation of all existing shares at the date of the bankruptcy filing and the issuance of “new” shares of the reorganized entity caused an issuance of shares of common stock and a related change of control of the Company with more than 50.0% of the “new” shares being held by persons and/or entities which were not pre-bankruptcy stockholders.  Accordingly, per American Institute of Certified Public Accountants’ Statement of Position 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code”, the Company adopted “fresh-start” accounting as of the bankruptcy discharge date whereby all continuing assets and liabilities of the Company were restated to the fair market value.  As of December 19, 2003, by virtue of the Plan, the only assets of the Company was approximately $5,000 in cash due from the Bankruptcy Estate, certain broadcast rights owned and controlled by a former creditor of the Company and SXTV®, a registered mark owned by the Company, pre-bankruptcy, that was used as the name of a C-Band network.

Note C - Preparation of Financial Statements

The Company follows the accrual basis of accounting in accordance with generally accepted accounting principles and has established a year-end for accounting purposes of December 31.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

The accompanying notes are an integral part of these financial statements.

ReDirect, Inc.
(a development stage company)
Notes to Financial Statements - Continued
March 31, 2009 and 2008

Note C - Preparation of Financial Statements - Continued

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud.  The Company’s system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

Note D - Going Concern Uncertainty

The Company has no post-bankruptcy operating history, no cash on hand, no assets and has a business plan with inherent risk.  Because of these factors, the Company’s auditors have issued an audit opinion on the Company’s financial statements which includes a statement describing our going concern status.  This means, in the auditor’s opinion, substantial doubt about our ability to continue as a going concern exists at the date of their opinion.

The Company’s majority stockholders  maintain the corporate status of the Company and have provided all nominal working capital support on the Company's behalf since the bankruptcy discharge date.  Because of the Company's lack of operating assets, its continuance is fully dependent upon the majority stockholder's continuing support.  The majority stockholders intend to continue the funding of nominal necessary expenses to sustain the corporate entity.

The Company's continued existence is dependent upon its ability to generate sufficient cash flows from operations to support its daily operations as well as provide sufficient resources to retire existing liabilities and obligations on a timely basis.  Further, the Company faces considerable risk in it’s business plan and a potential shortfall of funding due to our inability to raise capital in the equity securities market.  If no additional operating capital is received during the next twelve months, the Company will be forced to rely on existing cash in the bank and additional funds loaned by management and/or significant stockholders.

The Company’s business plan is to seek an acquisition or merger with a private operating company which offers an opportunity for growth and possible appreciation of our stockholders’ investment in the then issued and outstanding common stock.  However, there is no assurance that the Company will be able to successfully consummate an acquisition or merger with a private operating company or, if successful, that any acquisition or merger will result in the appreciation of our stockholders’ investment in the then outstanding common stock.

The Company remains dependent upon additional external sources of financing; including being dependent upon its management and/or significant stockholders to provide sufficient working capital in excess of the Company’s initial capitalization to preserve the integrity of the corporate entity.

The Company anticipates offering future sales of equity securities.  However, there is no assurance that the Company will be able to obtain additional funding through the sales of additional equity securities or, that such funding, if available, will be obtained on terms favorable to or affordable by the Company.

The Company’s certificate of incorporation authorizes the issuance of up to 2,000,000 million shares of preferred stock and 25,000,000 shares of common stock.  The Company’s ability to issue preferred stock may limit the Company’s ability to obtain debt or equity financing as well as impede potential takeover of the Company, which takeover may be in the best interest of stockholders.  The Company’s ability to issue these authorized but unissued securities may also negatively impact our ability to raise additional capital through the sale of our debt or equity securities.

It is the intent of management and significant stockholders to provide sufficient working capital necessary to support and preserve the integrity of the corporate entity.  However, no formal commitments or arrangements to advance or loan funds to the Company or repay any such advances or loans exist.  There is no legal obligation for either management or significant stockholders to provide additional future funding.

The accompanying notes are an integral part of these financial statements.

ReDirect, Inc.
(a development stage company)
Notes to Financial Statements - Continued
March 31, 2009 and 2008

Note D - Going Concern Uncertainty - Continued

In such a restricted cash flow scenario, the Company would be unable to complete its business plan steps, and would, instead, delay all cash intensive activities.  Without necessary cash flow, the Company may become dormant during the next twelve months, or until such time as necessary funds could be raised in the equity securities market.

While the Company is of the opinion that good faith estimates of the Company’s ability to secure additional capital in the future to reach its goals have been made, there is no guarantee that the Company will receive sufficient funding to sustain operations or implement any future business plan steps.

Note E - Summary of Significant Accounting Policies

1.	Cash and cash equivalents

The Company considers all cash on hand and in banks, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

2.	Trademark and movie rights

Trademarks and movie rights consist of certain intangible properties and broadcast rights to various licensed video libraries maintained by a former key customer of the Company.  These intangible assets were valued at the estimated fair market value on December 19, 2003.

In accordance with the appropriate principles for accounting for long-lived assets, the Company follows the policy of evaluating all property and equipment as of the end of each reporting quarter.  At December 31, 2003, pursuant to the requirements of this accounting standard, management recorded an impairment for the future recoverability of these assets of approximately $15,000.

3.	Reorganization costs

The Company has adopted the provisions of AICPA Statement of Position 98-5, “Reporting on the Costs of Start-Up Activities” whereby all costs incurred with the incorporation and reorganization, post-bankruptcy, of the Company were charged to operations as incurred.

4.	Income taxes

The Company files income tax returns in the United States of America and may file, as applicable and appropriate, various state(s).  With few exceptions, the Company is no longer subject to U.S. federal, state and local, as applicable, income tax examinations by regulatory taxing authorities for years before 2005.  The Company does not anticipate any examinations of returns filed since 2005.

The Company uses the asset and liability method of accounting for income taxes.  At March 31, 2009 and December 31, 2008, respectively, the deferred tax asset and deferred tax liability accounts, as recorded when material to the financial statements, are entirely the result of temporary differences.  Temporary differences generally represent differences in the recognition of assets and liabilities for tax and financial reporting purposes, primarily accumulated depreciation and amortization, allowance for doubtful accounts and vacation accruals.

The Company adopted the provisions of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes”, on October 1, 2007.  FASB Interpretation No. 48 requires the recognition of potential liabilities as a result of management’s acceptance of potentially uncertain positions for income tax treatment on a “more-likely-than-not” probability of an assessment upon examination by a respective taxing authority.  As a result of the implementation of Interpretation 48, the Company did not incur any liability for unrecognized tax benefits.

The accompanying notes are an integral part of these financial statements.

ReDirect, Inc.
(a development stage company)
Notes to Financial Statements - Continued
March 31, 2009 and 2008

Note E - Summary of Significant Accounting Policies - Continued

5.	Income (Loss) per share

Basic earnings (loss) per share is computed by dividing the net income (loss) available to common stockholders by the weighted-average number of common shares outstanding during the respective period presented in our accompanying financial statements.

Fully diluted earnings (loss) per share is computed similar to basic income (loss) per share except that the denominator is increased to include the number of common stock equivalents (primarily outstanding options and warrants).

Common stock equivalents represent the dilutive effect of the assumed exercise of the outstanding stock options and warrants, using the treasury stock method, at either the beginning of the respective period presented or the date of issuance, whichever is later, and only if the common stock equivalents are considered dilutive based upon the Company’s net income (loss) position at the calculation date.

As of March 31, 2009 and 2008, and subsequent thereto, the Company had no outstanding stock warrants, options or convertible securities which could be considered as dilutive for purposes of the loss per share calculation.

6.	Pending and/or New Accounting Pronouncements

The Company is of the opinion that any pending accounting pronouncements, either in the adoption phase or not yet required to be adopted, will not have a significant impact on the Company's financial position or results of operations.

Note F - Fair Value of Financial Instruments

The carrying amount of cash, accounts receivable, accounts payable and notes payable, as applicable, approximates fair value due to the short term nature of these items and/or the current interest rates payable in relation to current market conditions.

Interest rate risk is the risk that the Company’s earnings are subject to fluctuations in interest rates on either investments or on debt and is fully dependent upon the volatility of these rates.  The Company does not use derivative instruments to moderate its exposure to interest rate risk, if any.

Financial risk is the risk that the Company’s earnings are subject to fluctuations in interest rates or foreign exchange rates and are fully dependent upon the volatility of these rates.  The Company does not use derivative instruments to moderate its exposure to financial risk, if any.

Note G - Trademarks and Broadcast Rights

Pursuant to the Plan of Reorganization, the Company retained the post-bankruptcy broadcast rights and a trademark used for a C-Band network.

During 2001, as a partial payment to the Company for outstanding indebtness owed to the Company by Emerald Media, Inc. (EMI), EMI assigned its broadcast rights in approximately 3,000-4,000 movies from various licensors.  Pursuant to the Plan, these rights were affirmed and assigned to the post-bankruptcy operations of the Company.

In periods preceding the bankruptcy action, the Company operated a C-Band satellite network for the distribution of various licensed movie properties.  This C-Band network was marketed using the trademarked name “SXTV”.  Pursuant to the plan, the rights to this trademark were affirmed and assigned to the post-bankruptcy operations of the Company.

The accompanying notes are an integral part of these financial statements.

ReDirect, Inc.
(a development stage company)
Notes to Financial Statements - Continued
March 31, 2009 and 2008

Note G - Trademarks and Broadcast Rights - Continued

These assets were collectively valued at the estimated value of approximately $15,000 on the date of the bankruptcy settlement.  On December 31, 2003, in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company follows the policy of evaluating all property and equipment as of the end of each reporting quarter.  At December 31, 2003, pursuant to the requirements of this accounting standard, management recorded an impairment for the future recoverability of these assets of approximately $15,000.

Note H - Working Capital Advances from Controlling Shareholders

On October 6, 2008, the Bankruptcy Court approved the provision for certain controlling stockholders to provide outside funds as necessary to support the corporate entity and comply with the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.  To this end, certain controlling stockholders have agreed to lend the Company at a Court approved interest rate of 15.0% per annum.  Through March 31, 2009 and December 31, 2008, respectively, these stockholders have advanced approximately $20,200 and $10,000 under this agreement.  These advances are due upon demand and no demand has been made for payment.

Note I - Income Taxes

The components of income tax (benefit) expense for each of the three month periods ended March 31, 2009 and 2008 and for the period from December 19, 2003 (date of bankruptcy settlement) through March 31, 2009 is as follows:

	ended March 31, 2009	ended March 31, 2008	Period from December 19, 2003 (date of bankruptcy Three monthsThree monthssettlement) through March 31, 2009
Federal:
Current	$-	$-	$-
Deferred	$-	$-	$-
State:
Current	-	-	-
Deferred	-	-	-
Total	$-	$-	$-

As of March 31, 2009, the Company had a net operating loss carryforward of approximately $27,000 to offset future taxable income.  The amount and availability of any net operating loss carryforwards will be subject to the limitations set forth in the Internal Revenue Code.  Such factors as the number of shares ultimately issued within a three year look-back period; whether there is a deemed more than 50 percent change in control; the applicable long-term tax exempt bond rate; continuity of historical business; and subsequent income of the Company all enter into the annual computation of allowable annual utilization of any net operating loss carryforward(s).

The accompanying notes are an integral part of these financial statements.

ReDirect, Inc.
(a development stage company)
Notes to Financial Statements - Continued
March 31, 2009 and 2008

Note H - Income Taxes - Continued

The Company's income tax expense for the period from August 1, 2007(date of bankruptcy settlement) through December 31, 2007 is as follows:

	ended March 31, 2009	ended March 31, 2008	Period from December 19, 2003 (date of bankruptcy Three monthsThree monthssettlement) through March 31, 2009
Statutory rate applied to income before income taxes	$(300)	$-	$(14,300)
Increase (decrease) in income
taxes resulting from:
State income taxes
Impairment of long-lived asset			5,100
Other, including reserve for deferred tax asset
and application of net operating loss carryforward	300		9,200
Income tax expense	$-	$-	$-

Temporary differences consisting primarily of the prospective usage of net operating loss carryforwards and the impairment of long-lived assets give rise to deferred tax assets and liabilities as of March 31, 2009 and December 31, 2008, respectively:

	December 31,2008	December 31,2008
Deferred tax assets	-	-
Net operating loss carryforwards	$9,200	$8,900
Impairment of long-lived assets	5,100	5,100
Less valuation allowance	(14,300)	(14,000)
Net Deferred Tax Asset	$-	$-

During the three month period ended March 31, 2009 and the year ended December 31, 2008, the valuation allowance against the deferred tax asset increased by approximately $300 and $7,000, respectively.

Note I - Capital Stock Transactions

Pursuant to the Plan affirmed by the U. S. Bankruptcy Court - Southern District of New York, the Company will issue a sufficient number of Plan shares to meet the requirements of the Plan.  Such number was estimated in the Plan to be approximately 2,000,000 Plan Shares relative to each Post Confirmation Debtor.

Based upon the calculations provided by the Creditor’s Trustee, the Company issued an aggregate 2,000,010 shares of the Company’s “new” common stock to all unsecured creditors, including the controlling stockholders, in settlement of all unpaid pre-confirmation obligations of the Company and/or the bankruptcy trust.

The accompanying notes are an integral part of these financial statements.

ITEM 14.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

 Not Applicable.

ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS

(a)           See the index to financial statements on page F-2 hereof.

(b)           Exhibits.  The documents list below are filed as exhibits to this Regis-tration Statement.

SIGNATURES

In accordance with Section 12 of the Exchange Act, the Company caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

REDIRECT, INC.

Date:  July 13, 2009                                                                By:  /s/   J. Roger Faherty
J. Roger Faherty, President, Secretary, Chief Executive Officer and Chief Financial Officer

Exhibit	Description of Exhibit
2.1	Debtor’s Modified Chapter 11 Plan Proposed by Company, In the United States Bankruptcy Court, Southern District of New York, In Re: Directrix, Inc., Case No. 12686, dated December 9, 2003.
2.2	Disclosure Statement Accompanying Amended Plan of the Company.
2.3	Order Approving $1.8MM Settlement of Playboy Adversary Litigation.
2.4	Order Confirming Debtor’s Modified Chapter 11 Plan, dated July 16, 2008, including Cash Distribution.
2.5	Order Approving Stock Distribution to Creditors Dated October 6, 2008.
3.1	Articles of Incorporation of the Company.
3.2	Certificate of Renewal of the Company.
3.3	Amendment to Articles of Incorporation of the Company re Name Change to ReDirect, Inc.
3.4	Bylaws of the Company,
4.1	Form of common stock certificate.